The Williams Companies, Inc.

Unaudited Pro Forma Consolidated Financial Statements

These pro forma consolidated financial statements present the impact on our financial position and results of operations of our retirement of approximately $3.0 billion of debt and the contribution of certain of our wholly and partially owned subsidiaries (Contributed Entities) to our consolidated partnership Williams Partners L.P. (WPZ) in exchange for cash and WPZ common units. The Contributed Entities are currently reported within our Gas Pipeline and Midstream Gas & Liquids (Midstream) segments. The aggregate consideration received from WPZ will consist of the following:

•	the issuance of 203 million common units of WPZ to us;

•	an increase in our general partner’s capital account of approximately $128 million to maintain our 2 percent general partner interest and the issuance of WPZ general partner units equal to 2/98th of the number of WPZ common units issued; and

•	proceeds from the sale of $3.5 billion aggregate principal amount of senior notes of WPZ to qualified institutional buyers, net of all expenses incurred by WPZ in connection with these transactions.

Pro Forma Information

The pro forma consolidated financial statements as of September 30, 2009 and for the year ended December 31, 2008 and nine months ended September 30, 2009 have been derived from our historical consolidated financial statements. The unaudited pro forma consolidated financial statements should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to these assumptions and are properly applied in the pro forma financial information.

The Williams Companies, Inc.

Pro Forma Consolidated Balance Sheet
September 30, 2009

	The Williams
	Companies, Inc.	Pro Forma
	Historical	Adjustments		Pro Forma
	(Dollars in millions, except per-share amounts)
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,640	$(3,682	)(a)	$1,428
		3,470	(b)

Accounts and notes receivable (net of allowance of $32)	705	162	(c)	867
Inventories	232	—		232
Derivative assets	700	—		700
Other current assets and deferred charges	213	—		213

Total current assets	3,490	(50)		3,440

Investments	894	—		894

Property, plant and equipment, at cost	27,095	—		27,095
Accumulated depreciation, depletion and amortization	(8,631)	—		(8,631)

Property, plant and equipment — net	18,464	—		18,464
Derivative assets	585	—		585
Goodwill	1,011	—		1,011
Other assets and deferred charges	508	40	(d)	548

Total assets	$24,952	$(10)		$24,942

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$799	$—		$799
Accrued liabilities	833	(98	)(e)	735
Derivative liabilities	566	—		566
Long-term debt due within one year	19	—		19

Total current liabilities	2,217	(98)		2,119

Long-term debt	8,258	(2,991	) (f)	8,767
		3,500	(g)
Deferred income taxes	3,466	—		3,466
Derivative liabilities	606	—		606
Other liabilities and deferred income	1,550	—		1,550
Contingent liabilities and commitments

Equity:
Stockholders’ equity:
Common stock (960 million shares authorized at $1 par value; 618 million shares issued)	618	—		618
Capital in excess of par value	8,129	(486	)(h)	7,643
Retained earnings	795	(421	) (i)	374
Accumulated other comprehensive loss	(194)	—		(194)
Treasury stock, at cost (35 million shares of common stock)	(1,041)	—		(1,041)

Total stockholders’ equity	8,307	(907)		7,400
Noncontrolling interests in consolidated subsidiaries	548	486	(h)	1,034

Total equity	8,855	(421)		8,434

Total liabilities and equity	$24,952	$(10)		$24,942

See accompanying notes.

The Williams Companies, Inc.

Pro Forma Consolidated Statement of Income

	Year Ended December 31, 2008
	The Williams
	Companies, Inc.
	Historical	Pro Forma
	(Audited)	Adjustments		Pro Forma
	(Dollars in millions, except per-share amounts)
	(Unaudited)

Revenues	$12,185	$—		$12,185
Segment costs and expenses:
Costs and operating expenses	9,071	—		9,071
Selling, general and administrative expenses	504	—		504
Other income — net	(72)	—		(72)

Total segment costs and expenses	9,503	—		9,503

General corporate expenses	149	—		149

Operating income	2,533	—		2,533

Interest accrued	(636)	204	(j)	(650)
		(218	) (k)
Interest capitalized	59	—		59
Investing income	189	—		189
Other expense — net	(1)	—		(1)

Income from continuing operations before income taxes	2,144	(14)		2,130
Provision for income taxes	677	(2	) (l)	675

Income from continuing operations	1,467	(12)		1,455
Income from discontinued operations	125	—		125

Net income	1,592	(12)		1,580
Less: Net income attributable to noncontrolling interests	174	(9	)(m)	165

Net income attributable to The Williams Companies, Inc.	$1,418	$(3)		$1,415

Amounts attributable to The Williams Companies, Inc.:
Income from continuing operations	$1,306	$(3)		$1,303
Income from discontinued operations	112	—		112

Net income	$1,418	$(3)		$1,415

Basic earnings per common share:
Income from continuing operations	$2.25			$2.24
Income from discontinued operations	.19			.19

Net income	$2.44			$2.43

Weighted-average shares (thousands)	581,342			581,342
Diluted earnings per common share:
Income from continuing operations	$2.21			$2.20
Income from discontinued operations	.19			.19

Net income	$2.40			$2.39

Weighted-average shares (thousands)	592,719			592,719

See accompanying notes.

The Williams Companies, Inc.

Pro Forma Consolidated Statement of Income

	Nine Months Ended September 30, 2009
	The Williams
	Companies, Inc.	Pro Forma
	Historical	Adjustments		Pro Forma
	(Dollars in millions, except per-share amounts)
	(Unaudited)

Revenues	$5,929	$—		$5,929
Segment costs and expenses:
Costs and operating expenses	4,373	—		4,373
Selling, general and administrative expenses	380	—		380
Other expense — net	33	—		33

Total segment costs and expenses	4,786	—		4,786

General corporate expenses	118	—		118

Operating income	1,025	—		1,025

Interest accrued	(497)	176	(n)	(486)
		(165	)(o)
Interest capitalized	57	—		57
Investing income	2	—		2
Other expense — net	(2)	—		(2)

Income from continuing operations before income taxes	585	11		596
Provision for income taxes	223	5	(p)	228

Income from continuing operations	362	6		368
Loss from discontinued operations	(223)	—		(223)

Net income	139	6		145
Less: Net income attributable to noncontrolling interests	26	(2	) (q)	24

Net income attributable to The Williams Companies, Inc.	$113	$8		$121

Amounts attributable to The Williams Companies, Inc.:
Income from continuing operations	$266	$8		$274
Loss from discontinued operations	(153)	—		(153)

Net income	$113	$8		$121

Basic earnings per common share:
Income from continuing operations	$.45			$.47
Loss from discontinued operations	(.26)			(.26)

Net income	$.19			$.21

Weighted-average shares (thousands)	581,121			581,121
Diluted earnings per common share:
Income from continuing operations	$.45			$.47
Loss from discontinued operations	(.26)			(.26)

Net income	$.19			$.21

Weighted-average shares (thousands)	588,693			588,693

See accompanying notes.

The Williams Companies, Inc.

Notes to Pro Forma Consolidated Financial Statements
(Unaudited)

Note 1.	Basis of Presentation

Unless the context clearly indicates otherwise, references in this report to “we”, “our”, “us” or like terms refer to The Williams Companies, Inc. and its subsidiaries. The historical financial information is derived from our historical consolidated financial statements.

These pro forma consolidated financial statements present the impact on our financial position and results of operations of our retirement of approximately $3.0 billion of debt and the contribution of certain of our wholly and partially owned subsidiaries (Contributed Entities) to our consolidated partnership Williams Partners L.P. (WPZ) in exchange for cash and WPZ common units. The Contributed Entities are currently reported within our Gas Pipeline and Midstream Gas & Liquids (Midstream) segments. The aggregate consideration received from WPZ will consist of the following:

•	the issuance of 203 million common units of WPZ to us;

•	an increase in our general partner’s capital account of approximately $128 million to maintain our 2 percent general partner interest and the issuance of WPZ general partner units equal to 2/98th of the number of WPZ common units issued; and

•	proceeds from the sale of $3.5 billion aggregate principal amount of senior notes of WPZ to qualified institutional buyers, net of all expenses incurred by WPZ in connection with these transactions.

In conjunction with these transactions, we also expect to amend our $1.5 billion credit facility to reduce the capacity to a total of $900 million, while WPZ expects to establish a new $1.5 billion senior unsecured revolving credit facility.

The pro forma adjustments have been prepared as if the transactions occurred on September 30, 2009 for the pro forma consolidated balance sheet and on January 1, 2008 for the pro forma consolidated statements of income. The businesses of the Contributed Entities are summarized as follows:

Gas Pipeline Businesses

We own and operate a combined total of approximately 14,000 miles of pipelines with a total annual throughput of approximately 2,700 trillion British Thermal Units of natural gas and peak-day delivery capacity of approximately 12 MMdt of gas. Our Gas Pipeline segment primarily consists of Transcontinental Gas Pipe Line Company, LLC and Northwest Pipeline GP. Gas Pipeline also holds interests in joint venture interstate and intrastate natural gas pipeline systems including a 50 percent interest in Gulfstream Natural Gas System, L.L.C. WPZ plans to acquire all of our Gas Pipeline businesses, except that they will only acquire a 24.5 percent interest in Gulfstream. Gas Pipeline also includes Williams Pipeline Partners L.P. (WMZ) and WPZ plans to acquire all of our approximately 47.7 percent ownership interest in WMZ, including the interests of the general partner and incentive distribution rights.

Midstream Gas & Liquids Businesses

The Contributed Entities from our Midstream segment have primary service areas concentrated in major producing basins in Colorado, Wyoming, the Gulf Coast and the Gulf of Mexico. In transactions occurring from 2005 through 2007, WPZ acquired significant midstream businesses from us, which we continue to consolidate by virtue of controlling our general partner interest. As part of this transaction, WPZ plans to acquire a significant portion of Midstream’s remaining assets, including gathering, processing and treating assets in the West and Gulf Coast regions, NGL marketing services and certain other assets. Midstream’s Canadian, Venezuelan and olefins operations are excluded from the transaction.

Note 2.	Pro Forma Adjustments and Assumptions

(a) Reflects payments related to our tender offer, WPZ’s new credit facility, and the contribution transaction, including:

•	approximately $3.0 billion to retire debt,

•	a cash premium to tendering bondholders,

•	professional and advisory fees paid in conjunction with these transactions,

•	accrued interest paid on retired debt,

•	estimated fees for both establishing a new underwritten $1.5 billion senior unsecured revolving credit facility for WPZ and the subsequent syndication of the facility,

•	fees paid to dealer managers for the tender offer, and

•	consent payments related to bonds tendered.

(b) Reflects $3.5 billion of proceeds from the issuance of WPZ’s senior notes, net of estimated initial purchasers’ discounts and estimated costs associated with the issuance of the senior notes, both of which will be allocated to the senior notes. These costs will be amortized to interest expense over the respective terms of the notes.

(c) Reflects the net income tax receivable resulting from the tax benefit of the items described in note (i) below at an estimated 38 percent rate.

(d)	Primarily reflects the net impact of:

• estimated fees related to WPZ’s new $1.5 billion credit facility,

• estimated initial purchasers’ discounts and other direct issuance costs related to WPZ’s new $3.5 billion debt issuance,

• consent payments related to bonds tendered but not purchased due to proration, partially offset by

• accelerated amortization of original debt issuance costs associated with the retired debt, and

• accelerated amortization of deferred costs associated with our existing amended credit facility.

(e) Reflects an adjustment of income tax payable prior to establishing the net income tax receivable described in note (c) above and the payment of accrued interest on retired debt.

(f) Reflects the retirement of approximately $3.0 billion of debt, net of original discount.

(g) Reflects the issuance of $3.5 billion of new debt by WPZ.

(h) Reflects an adjustment to noncontrolling interest for the change in ownership percentage of WPZ following the completion of their acquisition and the issuance of new common units and general partner units to us.

(i)	Primarily reflects the following expenses associated with the debt tender offer:

• cash premium paid to tendering bondholders,

• professional and advisory fees paid in conjunction with these transactions,

• accelerated amortization of original debt issuance costs associated with the retired debt,

• accelerated amortization of original net discount associated with the retired debt,

• fees paid to dealer managers for the tender offer,

•	accelerated amortization of original deferred costs associated with our existing amended revolving credit facility, partially offset by

• the estimated tax benefit from these items.

(j) Reflects the reversal of the net interest expense associated with the retired debt and our amended credit facility. The net amount is comprised of:

• interest expense on the retired debt,

• amortized debt issuance costs related to the retired debt,

• commitment fees and amortized costs related to our amended credit facility, partially offset by

• net premium amortization related to the retired debt.

(k) Reflects total interest expense for WPZ’s new $3.5 billion debt issuance, WPZ’s new credit facility, and our newly amended credit facility. The amount is comprised of:

• interest expense on WPZ’s new debt,

• commitment fees and amortized costs related to WPZ’s new credit facility,

•	incremental interest expense associated with refinancing WPZ’s existing $250 million term loan under its new credit facility,

• commitment fees and amortized costs related to our newly amended credit facility, and

• amortized debt issuance costs related to WPZ’s new debt.

(l) Reflects the tax effect of the items described in notes (j) and (k) above and (m) below at an estimated 38 percent rate.

(m) This reduction in income attributable to noncontrolling interests reflects the allocation of income from the Contributed Entities net of interest expense on WPZ’s new debt, more than offset by the effect of increasing our ownership in WPZ and its income as a result of the common units and general partner units received as consideration.

(n) Reflects the reversal of the net interest expense associated with the retired debt and our amended credit facility. The net amount is comprised of:

• interest expense on the retired debt,

• commitment fees and amortized costs related to our amended credit facility,

• amortized debt issuance costs related to the retired debt, partially offset by

• net premium amortization related to the retired debt.

(o) Reflects total interest expense for WPZ’s new $3.5 billion debt issuance, WPZ’s new credit facility, and our newly amended credit facility. The amount is comprised of:

• interest expense on WPZ’s new debt,

• commitment fees and amortized costs related to WPZ’s new credit facility,

•	incremental interest expense associated with refinancing WPZ’s existing $250 million term loan under its new credit facility,

• commitment fees and amortized costs related to our newly amended credit facility, and

• amortized debt issuance costs related to the new debt.

(p) Reflects the tax effect of the items described in notes (n) and (o) above and (q) below at an estimated 38 percent rate.

(q) This reduction in income attributable to noncontrolling interests reflects the allocation of income from the Contributed Entities net of interest expense on WPZ’s new debt, more than offset by the effect of increasing our ownership in WPZ and its income as a result of the common units and general partner units received as consideration.